

<ARTICLE>                     5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0000872467
<NAME>                        KRUPP GOVERNMENT INCOME TRUST II

<PERIOD-TYPE>                 9-MOS
<FISCAL-YEAR-END>             DEC-31-1999
<PERIOD-END>                  SEP-30-1999
<CASH>                         21,221,328
<SECURITIES>                  227,362,889<F1>
<RECEIVABLES>                   1,335,994
<ALLOWANCES>                            0
<INVENTORY>                             0
<CURRENT-ASSETS>                9,649,421<F2>
<PP&E>                                  0
<DEPRECIATION>                          0
<TOTAL-ASSETS>                259,659,632
<CURRENT-LIABILITIES>           2,666,800<F3>
<BONDS>                                 0
<PREFERRED-MANDATORY>                   0
<PREFERRED>                             0
<COMMON>                      257,056,354
<OTHER-SE>                        153,522<F4>
<TOTAL-LIABILITY-AND-EQUITY>  259,659,632
<SALES>                                 0
<TOTAL-REVENUES>               13,447,564<F5>
<CGS>                                   0
<TOTAL-COSTS>                           0
<OTHER-EXPENSES>                3,267,770<F6>
<LOSS-PROVISION>                        0
<INTEREST-EXPENSE>                      0
<INCOME-PRETAX>                10,179,794
<INCOME-TAX>                            0
<INCOME-CONTINUING>            10,179,794
<DISCONTINUED>                          0
<EXTRAORDINARY>                         0
<CHANGES>                               0
<NET-INCOME>                   10,179,794
<EPS-BASIC>                           0
<EPS-DILUTED>                           0

<F1> Includes Participating Insured Mortgage Investments ("PIMIs") (insured mortgages of $132,106,140 and Additional Loans of $23,298,351), Participating Insured Mortgages("PIMs") of $38,081,008 and Mortgage-backed Securities (AMBS@) of $33,877,390.

<F2> Includes  prepaid  acquisition  fees and  expenses of  $15,457,112  net of accumulated amortization of $8,281,546 and prepaid participation servicing fees of $5,152,370 net of accumulated amortization of $2,678,515.

<F3>     Includes deferred income on Additional Loans of $2,585,039.

<F4>     Unrealized loss on MBS.

<F5>     Represents interest income on investments in mortgages and cash.

<F6>     Includes $1,470,985 of amortization of prepaid fees and expenses.

